Exhibit 10.28

AMENDMENT NO. 2, dated as of July 14, 2008 (this “Amendment No. 2”), to the Credit Agreement dated as of November 30, 2006 (as amended prior to the date hereof, the “Credit Agreement”), among SHUFFLE MASTER, INC. (the “Borrower”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender, the other Lenders party thereto from time to time, DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent (the “Administrative Agent”), DEUTSCHE BANK SECURITIES INC. and WELLS FARGO BANK, N.A., as joint lead arrangers and book managers, and WELLS FARGO BANK, N.A., as syndication agent.

A.                                   Pursuant to the Credit Agreement, the Lenders have extended credit to the Borrower pursuant to the terms and subject to the conditions set forth therein.

B.                                     The Borrower has requested that the Required Lenders agree, subject to the conditions and terms set forth in this Amendment No. 2, to amend the Credit Agreement (i) to permit the Borrower to retire any or all of its 1.25% Contingent Convertible Senior Notes due 2024 in an aggregate outstanding principal amount of $150,000,000 by repurchasing such Convertible Notes pursuant to a tender offer or otherwise repurchasing, redeeming or retiring such Convertible Notes in one or more transactions or as required upon exercise of a holder’s option to require repurchase under the applicable provision of the indenture governing the Convertible Notes, (ii) to provide for a term loan facility in an aggregate principal amount of up to $80.0 million to provide a portion of the funds required for such retirement, (iii) to reduce the amount of available Incremental Commitments by an amount equal to the aggregate principal amount of such term loan facility, and (iv) to make additional changes to the Credit Agreement as provided herein.

C.                                     The Borrower further has requested that the financial institutions identified on Schedule I (the “Initial Term Lenders”) provide $60,000,000 under such term loan facility.

D.                                    The Required Lenders are willing to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein, and each Initial Term Lender is willing to make term loans to the Borrower pursuant to the terms and subject to the conditions set forth herein in the amount set forth for such Initial Term Lender on Schedule I of this Amendment No. 2 in an aggregate principal amount for all Initial Term Lenders equal to $60,000,000.

E.                                      Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1.                                     Waiver and Consent.  [Reserved.]

SECTION 2.                                     Amendments to the Credit Agreement and Exhibits.

(a)                          The exhibits to the Credit Agreement are replaced with the exhibits attached hereto as Annex A, and Schedule VI to the Credit Agreement is replaced with Schedule VI attached hereto.

(b)                         Section 1.01 of the Credit Agreement is hereby amended to replace the corresponding definitions with the following:

“Available Amount” shall mean, at any time, the sum at such time of (a) (i) the aggregate cumulative Excess Cash Flow (as defined in the Credit Agreement prior to giving effect to Amendment No. 2) for the period beginning December 1, 2006, through any such time on or prior to July 31, 2008, plus (ii) the aggregate cumulative Excess Cash Flow (which, for the avoidance of doubt, shall be as defined after giving effect to Amendment No. 2) for the period beginning after July 31, 2008 through any such time on or prior to October 31, 2008, plus (b) anytime after the initial Excess Cash Payment Date, for each Excess Cash Payment Period for which Excess Cash Flow was a positive number, Excess Cash Flow for such Excess Cash Payment Period minus the Excess Cash Payment Amount for such Excess Cash Payment Period, plus (c) the Net Cash Proceeds from any capital contribution to, or any sale or issuance of Equity Interests by, the Borrower received on or after the Effective Date (other than the sale of Equity Interests by the Borrower occurring in connection with Amendment No. 2), less, without duplication, (d) all cash expenditures made by the Borrower and its Subsidiaries on or after December 1, 2006 to (i) pay Dividends or purchase Equity Interests pursuant to Section 10.03(vi), (ii) make Investments pursuant to Section 10.05(xiii), and (iii) make Permitted Acquisitions pursuant to the definition thereof and Section 9.13 (but only to the extent such Permitted Acquisitions are made with the Available Amount component of the Permitted Acquisition Basket Amount), and less (e) all voluntary and scheduled mandatory prepayments of Term Loans made pursuant to Sections 5.01A and 5.02A(a) at any time after the Amendment No. 2 Effective Date (other than payments made with the proceeds of sales of fixed assets, equity issuances, insurance or Indebtedness other than Loans).

“Borrowing” shall mean the borrowing of one Type of Loan on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 2.09(b) or Section 2.09A(b) shall be considered part of the related Borrowing of Eurodollar Loans.

“Consolidated Interest Expense” shall mean, for any period, (i) the total consolidated interest expense of the Borrower and its Subsidiaries for such period determined in accordance with GAAP (calculated without regard to any limitations on payment thereof), adjusted to exclude (to the extent same would otherwise be included in the calculation above in this clause (i)) (A) the amortization of any deferred financing costs for such period and any interest expense actually “paid in kind” or accreted during such period, and (B) all fees and costs and other charges paid or incurred in connection with Amendment No. 2 or any Convertible Note Retirement, plus (ii) without duplication, (x) that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries on a consolidated basis representing the interest factor for such period and (y) the “deemed interest expense” (i.e., the interest expense which would have been applicable if the respective obligations were structured as on-balance sheet financing arrangements) with respect to all Indebtedness of the Borrower and its Subsidiaries of the type described in clause (vii) of the definition of Indebtedness contained herein (to the extent same does not arise from a financing arrangement constituting an operating lease) for such period minus (iii) for any period on or prior to a Convertible Note Retirement of 100% of the Convertible Notes, the amount of interest income earned on proceeds from the Term Loans and the proceeds from the Equity Offering that are on deposit in the Special Account; provided that in no event shall the amounts deducted pursuant to this clause (iii) for any period exceed the amount of interest expense of the Borrower and its Subsidiaries attributable to the Convertible Notes for such period.

“Credit Documents” shall mean this Agreement, the Guaranty, the Security Agreement and each other Security Document, Amendment No. 2 and, after execution and delivery thereof pursuant to the terms of this Agreement, each Note.

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default or Term Lender Default is in effect.

“Dividend” shall mean, with respect to any Person, that such Person has declared or paid a dividend, distribution or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common Equity Interests of such Person) or cash to its stockholders, partners or members in their capacity as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any other Equity Interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests) or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any other Equity Interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests).  Without limiting the foregoing, “Dividends” with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.  Notwithstanding the foregoing, no Convertible Note Retirement shall constitute a “Dividend”.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest but, in the case of the Borrower, does not include the Convertible Notes.

“Equity Offering” shall have the meaning given such term in Amendment No. 2.

“Excess Cash Flow” shall mean, for any period ending on or prior to July 31, 2008, the definition in the Credit Agreement prior to the Amendment No. 2 Effective

Date, and for any period beginning after July 31, 2008 and ending on or prior to October 31, 2008 and for any Excess Cash Payment Period, the remainder of:

(a) the sum of, without duplication, (i) Adjusted Consolidated Net Income of the Borrower and its Subsidiaries for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital of the Borrower and its Subsidiaries from the first day to the last day of such period, minus

(b) the sum of, without duplication, (i) the aggregate amount of all Capital Expenditures made by the Borrower and its Subsidiaries during such period (other than Capital Expenditures to the extent financed with equity proceeds, asset sale proceeds, insurance proceeds or Indebtedness (other than Revolving Loans and Swingline Loans)), (ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of the Borrower and its Subsidiaries and the permanent repayment of the principal component of Capitalized Lease Obligations of the Borrower and its Subsidiaries during such period (other than (1) repayments made with the proceeds of sales of fixed assets, equity issuances, insurance or Indebtedness other than Loans and (2) payments of Loans and/or other Obligations), (iii) the increase, if any, in Adjusted Consolidated Working Capital of the Borrower and its Subsidiaries from the first day to the last day of such period, (iv) the aggregate amount of all cash payments made in respect of all Permitted Acquisitions consummated by the Borrower and its Subsidiaries during such period (other than (x) any such payments to the extent financed with the proceeds of sales of fixed assets, equity issuances, insurance or Indebtedness other than Loans or (y) any such Permitted Acquisitions made pursuant to the Available Amount component of the Permitted Acquisition Basket Amount), (v) all cash payments made by the Borrower and its Subsidiaries in such Excess Cash Payment Period on account of any item for which a non-cash charge or non-cash loss was recorded in their financial accounting records for a prior period and (vi) the amount of Net Cash Proceeds which are mandatorily prepaid or reinvested pursuant to Sections 5.02A(c) and (d) (or as to which a waiver of the requirements of such Sections applicable thereto has been granted under Section 13.12) prior to the date of determination of Excess Cash Flow for such Excess Cash Payment Period as a result of any Asset Sale or Recovery Event (to the extent such Asset Sale or Recovery Event would result in an increase to Consolidated Net Income and not in excess of such increase) or that would have constituted Net Cash Proceeds except for the operation of any of the Dollar thresholds set forth in Section 5.01A(c) and the Dollar thresholds set forth in Section 5.01A(d).

“Incremental Commitment Request Requirements” shall mean, with respect to any request for an Incremental Commitment made pursuant to Section 2.13, the satisfaction of each of the following conditions on the date of such request:

(1)                                  no Default or Event of Default then exists or would result therefrom (for purposes of such determination, assuming the relevant Loans in an aggregate principal amount equal to the full amount of Incremental Commitments then requested had been incurred, and the proposed Permitted Acquisition (if any) and/or debt repayment or retirement to be financed with the proceeds of such Loans had been consummated, on such date), and all of the representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects on such date (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(2)                                  the Credit Parties shall be in compliance with the covenants contained in Section 10.08 and 10.09 (determined as if a Test Period is then in existence), calculating the covenants therein based on the four fiscal quarter period ended with the last fiscal quarter for which financial statements have been delivered pursuant to Section 9.01(a) on or prior to the date of the request for Incremental Commitments, on a Pro Forma Basis, as if the relevant Loans to be made pursuant to such Incremental Commitments (assuming the full utilization thereof) had been incurred, and the proposed Permitted Acquisition (if any) and/or debt repayment or retirement to be financed with the proceeds of such Loans (as well as other Permitted Acquisition theretofore consummated after the first day of such four fiscal quarter period) had occurred, on the first day of such four fiscal quarter period.

“Incremental Commitment Requirements” shall mean, with respect to any provision of an Incremental Commitment on an Incremental Commitment Date, the satisfaction of each of the following conditions on or prior to such Incremental Commitment Date:

(1)                                  no Default or Event of Default then exists or would result therefrom (for purposes of such determination, assuming the relevant Loans in an aggregate principal amount equal to the full amount of Incremental Commitments then provided had been incurred, and the proposed Permitted Acquisition (if any) and/or debt repayment or retirement to be financed with the proceeds of such Loans had been consummated, on such Incremental Commitment Date), and all of the representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects on such date (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(2)                                  the Borrower and its Subsidiaries shall have delivered such amendments, modifications and/or supplements to the Security Documents as are necessary, or in the reasonable opinion of the Administrative Agent desirable, to insure that the additional obligations are secured by, and entitled to the benefits of, the Security Documents;

(3)                                  calculations are made by the Borrower demonstrating compliance with the covenants contained in Sections 10.08 and 10.09 (determined as if a Test Period is then in existence), calculating the covenants therein based on the four fiscal quarter period ended with the last fiscal quarter for which financial statements have been delivered pursuant to Section 9.01(a) on or prior to the date of the request for Incremental Commitments on or prior to such Incremental Commitment Date, on a Pro Forma Basis, as if the relevant Loans to be made pursuant to such Incremental Commitments (assuming the full utilization thereof) had been incurred, and the proposed Permitted Acquisition (if any) and/or debt repayment or retirement to be financed with the proceeds of such Loans (as well as other Permitted Acquisition theretofore consummated after the first day of such four fiscal quarter period) had occurred, on the first day of such four fiscal quarter period;

(4)                                  the delivery by the Borrower to the Administrative Agent of an officer’s certificate executed by the chief financial officer of the Borrower and certifying as to compliance with preceding clauses (2) and (3) and containing the calculations (in reasonable detail) required by preceding clause (3);

(5)                                  the delivery by the Borrower to the Administrative Agent of an acknowledgement in form and substance reasonably satisfactory to the Administrative Agent and executed by each Guarantor, acknowledging that such Incremental Commitment and all Loans subsequently incurred pursuant to such Incremental Commitment shall constitute (and be included in the definition of) “Obligations”;

(6)                                  the delivery by the Borrower to the Administrative Agent of an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Credit Parties reasonably satisfactory to the Administrative Agent and dated such date, covering such of the matters set forth in the opinions of counsel delivered to the Administrative Agent on the Initial Borrowing Date pursuant to Section 6.02 as may be reasonably requested by the Administrative Agent, and such other matters incident to the transactions contemplated thereby as the Administrative Agent may reasonably request;

(7)                                  the delivery by each Credit Party to the Administrative Agent of such other officers’ certificates, board of director (or equivalent governing body) resolutions and evidence of good standing (to the extent available under applicable law) as the Administrative Agent shall reasonably request; and

(8)                                  the completion by each Credit Party of such other actions as the Administrative Agent may reasonably request in connection with such Incremental Loan Commitment.

“Indemnifiable Taxes” shall mean all Taxes other than (i) net income taxes, franchise taxes imposed in lieu of net income taxes or similar taxes imposed on or measured by net income that are imposed on or levied on the Administrative Agent or a Lender as a result of a present or former connection between the Administrative Agent or the Lender and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement); and (ii) except as provided in Section 13.04(b), any withholding tax that is imposed on amounts payable to a Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to a Lender’s failure or inability to comply with Section 5.04(b) or Section 5.04A(b) other than as a result of a Change in Tax Law after the Lender became a party hereto.

“Lenders” shall mean each financial institution listed on Schedule I to this Agreement or Schedule I to Amendment No. 2 or that signs a Joinder Agreement to provide a Term Loan, as well as any Person that becomes a “Lender” hereunder pursuant to Section 13.04(b).

“Loans” shall have the meaning provided in Section 2.01(a), except that for the purposes of this Section 1 and Sections 6 through 13, the term “Loans” shall mean the Revolving Loans, Swingline Loans and Term Loans, collectively, and “Loan” shall mean any of them.

“Minimum Borrowing Amount” shall mean (i) for Revolving Loans, $1.0 million, (ii) for Term Loans, $1.0 million and (iii) for Swingline Loans, $250,000.

“Note” shall mean each Revolving Note, each Swingline Note and each Term Note.

“Required Lenders” shall mean, at any time, Non-Defaulting Lenders the sum of whose outstanding Revolving Loan Commitments and Term Loans together represents a majority of the sum of all outstanding Revolving Loan Commitments and Term Loans of Non-Defaulting Lenders.

“Total Leverage Ratio” shall mean, on any date of determination, the ratio of

(x)                                   Consolidated Indebtedness on such date minus, for any date on or prior to May 31, 2009, Dedicated Cash on such date, to

(y)                                 Consolidated EBITDA for the Test Period most recently ended on or prior to such date; provided that for purposes of any calculation of the Total Leverage Ratio pursuant to this Agreement, Consolidated EBITDA shall be determined on a Pro Forma Basis in accordance with the definition of “Pro Forma Basis” contained herein.

“Tranche” shall mean the applicable facility and commitments utilized in making Loans hereunder, with there being three separate Tranches, i.e., Revolving Loans, Swingline Loans and Term Loans.

(c)                          Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions:

“Amendment No. 2” shall mean Amendment No.  2 to this Agreement dated as of July 11, 2008.

“Amendment No. 2 Effective Date” shall mean the date on which Amendment No. 2 becomes effective pursuant to the last sentence of Section 4 of Amendment No. 2.

“Applicable Term Loan Margin” shall mean a percentage per annum equal to (i) in the case of Term Loans maintained as Base Rate Loans, 2.75% and (ii) in the case of Term Loans maintained as Eurodollar Loans, 3.75%.

“Convertible Note Retirement” shall mean any transaction in which Convertible Notes are repurchased or redeemed or otherwise retired by the Borrower, including (i) any repurchase of any or all Convertible Notes by the Borrower in one or more transactions pursuant to a tender offer or otherwise for a purchase price not, in any such transaction, exceeding 100% of the principal amount outstanding on the repurchased Convertible Notes plus accrued but unpaid interest thereon to the date of repurchase, (ii) any redemption of Convertible Notes by the Borrower, in whole or in part, permitted by the Convertible Note Indenture and (iii) any repurchase of Convertible Notes by the Borrower required to be made at the option of the holder of such Convertible Notes pursuant to the Convertible Note Indenture.

“Convertible Note Indenture” shall mean the Indenture dated as of April 21, 2004 between the Borrower and Wells Fargo Bank, National Association, as trustee, in effect on the Amendment No. 2 Effective Date.

                                                “Convertible Notes” shall mean the Borrower’s $150,000,000 in aggregate principal amount of 1.25% Contingent Convertible Senior Notes due 2024.

“Credit Party Excess Cash Amount” shall mean, for any Excess Cash Payment Period, Excess Cash Flow for such Excess Cash Payment Period determined as if the group comprising the Borrower and its Subsidiaries consisted solely of the Borrower and the Subsidiaries of the Borrower that are Credit Parties multiplied by (i) 75%, for any Excess Cash Payment Period for which the Total Leverage Ratio as of the last day of such Excess Cash Payment Period was greater than 3.0:1, (ii) 62.5%, for any Excess Cash Payment Period for which the Total Leverage Ratio as of the last day of such Excess Cash Payment Period was greater than 2.5:1 but not greater than 3.0:1, (iii) 50%, for any Excess Cash Payment Period for which the Total Leverage Ratio as of the last day of such Excess Cash Payment Period was greater than 2.0:1 but not greater than 2.5:1, (iv) 37.5%, for any Excess Cash Payment Period for which the Total Leverage Ratio as of the last day of such Excess Cash Payment Period was greater than 1.5:1 but not greater than 2.0:1 and (v) 25%, for any Excess Cash Payment Period for which the Total Leverage Ratio as of the last day of such Excess Cash Payment Period was not greater than 1.5:1; provided that the Credit Party Excess Cash Amount for such Excess Cash Payment Period shall be zero if such Excess Cash Flow is a negative number.

“Dedicated Cash” shall mean, on any date of determination, the amount of all deposits and securities entitlements held in the Special Account and all such deposits and securities entitlements, and proceeds thereof, that have then been disbursed or transferred from the Special Account (but not yet applied) to pay the redemption or repurchase price in any Convertible Notes Retirement.

“Defaulting Term Lender” shall mean any Term Lender with respect to which a Term Lender Default is in effect.

“Excess Cash Payment Amount” shall mean, for any Excess Cash Payment Period, an amount equal to (i) the lesser of (a) the Group Excess Cash Amount for such Excess Cash Payment Period and (b) the Credit Party Excess Cash Amount for such Excess Cash Payment Period minus (ii) the sum of (x) all voluntary prepayments of Term Loans, scheduled mandatory prepayments of Term Loans pursuant to Section 5.02A(a) and voluntary permanent reductions of the Total Revolving Loan Commitment made in the year ending on the day immediately preceding the Excess Cash Payment Date for such Excess Cash Payment Period (other than repayments made with the proceeds of sales of fixed assets, equity issuances, insurance or Indebtedness other than Loans) and (y) $250,000; provided that the Excess Cash Payment Amount for such Excess Cash Payment Period shall be zero if such difference is a negative number.

“Excess Cash Payment Date” shall mean the date occurring 90 days after the last day of each fiscal year of the Borrower, commencing with the fiscal year of the Borrower ending October 31, 2009.

“Excess Cash Payment Period” shall mean, with respect to the repayment required on each Excess Cash Payment Date or the calculation of the Available Amount, the immediately preceding fiscal year of the Borrower.

“Group Excess Cash Amount” shall mean, for any Excess Cash Payment Period, Excess Cash Flow for such Excess Cash Payment Period multiplied by (i) 50%, for any Excess Cash Payment Period for which the Total Leverage Ratio as of the last day of such Excess Cash Payment Period was greater than 3.0:1, (ii) 41.7%, for any Excess Cash Payment Period for which the Total Leverage Ratio as of the last day of such Excess Cash Payment Period was greater than 2.5:1 but not greater than 3.0:1, (iii) 33.3%, for any Excess Cash Payment Period for which the Total Leverage Ratio as of the last day of such Excess Cash Payment Period was greater than 2.0:1 but not greater than 2.5:1, (iv) 25%, for any Excess Cash Payment Period for which the Total Leverage Ratio as of the last day of such Excess Cash Payment Period was greater than 1.5:1 but not greater than 2.0:1 and (v) 16.7%, for any Excess Cash Payment Period for which the Total Leverage Ratio as of the last day of such Excess Cash Payment Period was not greater than 1.5:1; provided that the Group Excess Cash Amount for such Excess Cash Payment Period shall be zero if such Excess Cash Flow is a negative number.

“Incremental Aggregate Amount” shall mean $100,000,000 minus the aggregate principal amount of the Term Loans on the Amendment No. 2 Effective Date.

“Incremental Term Loan Agreement” shall mean each Incremental Term Loan Agreement in the form of Exhibit N (appropriately completed) executed and delivered in accordance with Section 2.13A.

“Incremental Term Loan Request Requirements” shall mean, with respect to any request for an Incremental Term Loan made pursuant to Section 2.13A, the satisfaction of each of the following conditions on the date of such request:

(1)                                  no Default or Event of Default then exists or would result therefrom (for purposes of such determination, assuming the relevant Incremental Term Loans then requested had been incurred, and the proposed Permitted Acquisition (if any) and/or debt repayment or retirement to be financed with the proceeds of such Incremental Term Loans had been consummated, on such date), and all of the representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects on such date (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(2)                                  the Credit Parties shall be in compliance with the covenants contained in Section 10.08 and 10.09 (determined as if a Test Period is then in existence), calculating the covenants therein based on the four fiscal quarter period ended with the last fiscal quarter for which financial statements have been delivered pursuant to Section 9.01(a) on or prior to the date of the request for Incremental Term Loans, on a Pro Forma Basis, as if the relevant Incremental Term Loans had been incurred, and the proposed Permitted Acquisition (if any) and/or debt repayment or retirement to be financed with the proceeds of such Incremental Term Loans (as well as other Permitted Acquisitions theretofore consummated after the first day of such four fiscal quarter period) had occurred, on the first day of such four fiscal quarter period.

“Incremental Term Loan Requirements” shall mean, with respect to any provision of an Incremental Term Loan on an Incremental Term Loan Date, the satisfaction of each of the following conditions on or prior to such Incremental Term Loan Date:

(1)                                  no Default or Event of Default then exists or would result therefrom (for purposes of such determination, assuming the relevant Incremental Term Loans then provided had been incurred, and the proposed Permitted Acquisition (if any) and/or debt repayment or retirement to be financed with the proceeds of such Incremental Term Loans had been consummated, on such Incremental Term Loan Date), and all of the representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects on such date (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(2)                                  the Borrower and its Subsidiaries shall have delivered such amendments, modifications and/or supplements to the Security Documents as are necessary, or in the reasonable opinion of the Administrative Agent desirable, to insure that the additional obligations are secured by, and entitled to the benefits of, the Security Documents;

(3)                                  calculations are made by the Borrower demonstrating compliance with the covenants contained in Sections 10.08 and 10.09 (determined as if a Test Period is then in existence), calculating the covenants therein based on the four fiscal quarter period ended with the last fiscal quarter for which financial statements have been delivered pursuant to Section 9.01(a) on or prior to the date of the request for Incremental Term Loans on or prior to such Incremental Term Loan Date, on a Pro Forma Basis, as if the relevant Incremental Term Loans had been incurred, and the proposed Permitted Acquisition (if any) and/or debt repayment or retirement to be financed with the proceeds of such Incremental Term Loans (as well as other Permitted Acquisitions theretofore consummated after the first day of such four fiscal quarter period) had occurred, on the first day of such four fiscal quarter period;

(4)                                  the delivery by the Borrower to the Administrative Agent of an officer’s certificate executed by the chief financial officer of the Borrower and certifying as to compliance with preceding clauses (2) and (3) and containing the calculations (in reasonable detail) required by preceding clause (3);

(5)                                  the delivery by the Borrower to the Administrative Agent of an acknowledgement in form and substance reasonably satisfactory to the Administrative Agent and executed by each Guarantor, acknowledging that such Incremental Term Loans shall constitute (and be included in the definition of) “Obligations”;

(6)                                  the delivery by the Borrower to the Administrative Agent of an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Credit Parties reasonably satisfactory to the Administrative Agent and dated such date, covering such of the matters set forth in the opinions of counsel delivered to the Administrative Agent on the Initial Borrowing Date pursuant to Section 6.02 as may be reasonably requested by the Administrative Agent, and such other matters incident to the transactions contemplated thereby as the Administrative Agent may reasonably request;

(7)                                  the delivery by each Credit Party to the Administrative Agent of such other officers’ certificates, board of director (or equivalent governing body) resolutions and evidence of good standing (to the extent available under applicable law) as the Administrative Agent shall reasonably request; and

(8)                                  the completion by each Credit Party of such other actions as the Administrative Agent may reasonably request in connection with such Incremental Term Loans.

“Joinder Agreement” shall mean with respect to any Term Lender on the Amendment No. 2 Effective Date that is not an Initial Term Lender, a joinder agreement to the

Credit Agreement in a form agreed upon by the Administrative Agent and the Borrower, to be executed and delivered by such Term Lender on the Amendment No. 2 Effective Date as provided in Section 6.

“Net Cash Proceeds” shall mean, for any event requiring a repayment of the Term Loans pursuant to Section 5.02A, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such event, net of Taxes paid or payable as a result thereof and reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal, accounting, advisory and other fees and expenses associated therewith) received from any such event.

“Recovery Event” shall mean the receipt by the Borrower or any of its Subsidiaries of any cash casualty or property insurance proceeds (not including business interruption insurance) or condemnation awards payable by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries.

“Special Account”  shall mean a deposit or securities account owned by and in the name of the Borrower that is subject to an account control agreement between the depositary bank or securities intermediary, the Collateral Agent and the Borrower providing that (i) all deposits or securities entitlements in such account are the property of the Borrower, (ii) the Borrower grants the Administrative Agent, as Collateral Agent, a security interest in such account and the deposits, funds, securities, property or securities entitlements therein as security for the payment of the Obligations, (iii) the Borrower will grant control (in the case of a deposit account, as such term is defined in section 9-104 of the UCC or in the case of any securities account, as such term is defined in section 8-106 of the UCC) of the account to the Collateral Agent and the Collateral Agent’s security interest in such account will be perfected, (iv) the Collateral Agent will become entitled to enforce such security interest, by taking or exercising control over such account or the deposits or securities entitlements therein, only if an order for relief has been granted in a case commenced under the United States Bankruptcy Code in which the Borrower is the debtor, (iv) the Borrower will be permitted to direct investment of amounts in such account in Cash Equivalents, and (v) the Borrower will have the sole and unrestricted right to withdraw or transfer, and to direct the depositary bank or securities intermediary to deliver, all deposits or securities entitlements in such account, together with the proceeds thereof, at all times and in all circumstances, unless an order for relief has been granted against the Borrower in any such case under the United States Bankruptcy Code, and the Collateral Agent’s security interest in such deposits or securities entitlements and proceeds thereof will be released and terminated upon such withdrawal, transfer or delivery.

“Specified Asset Sale” shall mean an Asset Sale described in and permitted by Section 10.02(iii) or 10.02(xi).

“Tender Offer” shall mean an offer by the Borrower to repurchase Convertible Notes for a purchase price not exceeding 100% of the principal amount outstanding thereon plus accrued but unpaid interest to the date of repurchase.

“Term Lender” shall mean each financial institution listed on Schedule I to Amendment No. 2, each financial institution that signs a Joinder Agreement to provide a Term Loan and any Lender that acquires a Term Loan by assignment from a Term Lender as provided in Section 13.04(b).

“Term Lender Default” shall mean (i) the wrongful refusal (which has not been retracted) or the failure of a Term Lender to make available its portion of any Borrowing of a Term Loan or (ii) a Term Lender having notified in writing the Borrower and/or the Administrative Agent that such Term Lender does not intend to comply with its obligations under Section 2.01A.

“Term Loan Maturity Date” shall mean November 30, 2011.

“Incremental Term Lender”	Section 2.13A(b)
“Incremental Term Loans”	Section 2.13A(a)
“Incremental Term Loan Commitment Date”	Section 2.13A(b)
“Replaced Term Lender”	Section 2.12A
“Replacement Term Lender”	Section 2.12A
“Scheduled Term Loan Repayment”	Section 5.02A(a)
“Scheduled Term Loan Repayment Date”	Section 5.02A(a)
“Term Loans”	Section 2.01A
“Term Note”	Section 2.04A(a)

(d)                         Section 2.13(a) of the Credit Agreement is hereby amended (i) to replace “$25,000,000” with “$10,000,000” and (ii) to replace “$100,000,000” with “the Incremental Aggregate Amount minus the amount of any Incremental Term Loans made pursuant to Section 2.13A(a).”

(e)                          New Section 2A shall be added to the Credit Agreement as follows:

SECTION 2A.                                         Amount and Terms of Term Loans.

2.01A.              The Term Loans.  Subject to and upon the terms and conditions set forth herein, each Term Lender agrees to make a term loan to the Borrower (together, the “Term Loans”), which Term Loan (i) shall be incurred pursuant to a single drawing on or within 10 Business Days after the Amendment No. 2 Effective Date, (ii) shall be denominated in Dollars, (iii) except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 2.09A(b), all Term Loans comprising the same Borrowing shall be of the same Type and (iv) shall be made by each such Term Lender in accordance with its pro rata commitment set forth on Schedule I to Amendment No. 2 or in its Joinder Agreement it signs to provide a Term Loan.  Once repaid, the Term Loans may not be reborrowed.  At no time shall there be outstanding more than three Borrowings of Eurodollar Loans that are Term Loans.

2.02A.              Notice of Borrowing.

(a)                                  The Borrower shall give the Administrative Agent written Notice of Borrowing (or telephonic notice promptly confirmed in writing) at the Notice Office at least two (2) Business Days prior to the Borrowing of the Term Loans.  Such Notice of Borrowing shall be irrevocable and shall be in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A-1, appropriately completed to specify (i) the date of the Borrowing (which shall be a Business Day after the Amendment No. 2 Effective Date but no later than October 31, 2008), (ii) the amount of the Borrowing, and (iii) whether the Term Loans are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto.  The Administrative Agent shall promptly give each Term Lender written notice (or telephonic notice promptly confirmed in writing) of the Borrowing of the Term Loans and of the other matters covered by the Notice of Borrowing.

(b)                                 Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice of such Borrowing believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower prior to receipt of written confirmation.  In each such case the Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of any such telephonic notice, absent manifest error.

2.03A.              Disbursement of Funds.  No later than 1:00 P.M. (New York time) on the applicable Borrowing Date, each Term Lender will make available its pro rata portion of the Term Loans.  All such amounts will be made available in Dollars and in immediately available funds at the Payment Office.  Unless the Administrative Agent shall have been notified by any Term Lender prior to the Borrowing Date that such Term Lender does not intend to make available to the Administrative Agent its portion of the Term Loans, the Administrative Agent may assume that such Term Lender has made such amount available to the Administrative Agent on the applicable Borrowing Date, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent by such Term Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Term Lender.  If such Term Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent.  The Administrative Agent also shall be entitled to recover on demand from such Term Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Term Lender, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to the Term Loans for each day thereafter and (ii) if recovered from the Borrower, the rate of interest applicable to the Term Loans, as determined pursuant to Section 2.07A.  Nothing in this Section 2.03A shall be deemed to relieve any Term Lender from its obligation to make Term Loans hereunder or to prejudice any rights which the Borrower may have against any Term Lender as a result of any failure by such Term Lender to make Term Loans hereunder.

2.04A.              Notes.

(a)                                  The Borrower’s obligation to pay the principal of, and interest on, the Term Loans made by each Term Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.15 and shall, if requested by such Term Lender, also be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (a “Term Note”).

(b)                                 Each Term Lender shall note on its internal records the amount of the Term Loan made by it and each payment in respect thereof and prior to any transfer of its Term Notes will endorse on the reverse side thereof the outstanding principal amount of Term Loans evidenced thereby.  Failure to make any such notation or any error in such notation shall not affect the Borrower’s obligations in respect of such Term Loans or any related Obligations.

(c)                                  Notwithstanding anything to the contrary contained above in this Section 2.04A or elsewhere in this Agreement, Term Notes shall only be delivered to Term Lenders that specifically request the delivery of a Term Note.  No failure of any Term Lender to request or obtain a Term Note evidencing its Term Loan to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Term Loan (and all related Obligations) incurred by the Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guarantees therefor provided pursuant to the various Credit Documents.

Any Term Lender which does not have a Term Note evidencing its outstanding Term Loan shall in no event be required to make the notations otherwise described in the preceding clause (b).  At any time when any Term Lender requests the delivery of a Term Note to evidence its Term Loan, the Borrower shall promptly execute and deliver to such Term Lender the requested Term Note in the appropriate amount or amounts to evidence such Term Loan.

2.05A.              Conversions.  The Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Term Loans made pursuant to one or more Borrowings of one or more Types of Term Loans into a Borrowing of another Type, provided that (i) except as otherwise provided in Section 2.09A(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Term Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Term Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii)  Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion and so long as the Administrative Agent has or the Required Lenders have not determined in its or their sole discretion not to permit such continuation, (iii) no conversion pursuant to this Section 2.05A(d) shall result in a greater number of Borrowings of Eurodollar Term Loans than is permitted under Section 2.01A.  Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 12:00 Noon (New York time) at least (x) in the case of conversions of Base Rate Term Loans into Eurodollar Term Loans, a Notice of Conversion/Continuation three Business Days’ prior notice and (y) in the case of conversions of Eurodollar Term Loans into Base Rate Term Loans, a Notice of Conversion/Continuation on one Business Day’s prior notice, appropriately completed to specify the Term Loans to be so converted, the Borrowing or Borrowings pursuant to which such Term Loans were incurred and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto.  The Administrative Agent shall give each Term Lender prompt notice of any such proposed conversion affecting any of its Term Loans.

2.06A.              Term Loan Maturity Date.  The Term Loans will mature on the Term Loan Maturity Date.

2.07A.              Interest.

(a)                                  The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan that is a Term Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 2.05A or 2.08A, at a rate per annum which shall be equal to the sum of the relevant Applicable Term Loan Margin plus the Base Rate, each as in effect from time to time.

(b)                                 The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan that is a Term Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Eurodollar Term Loan to a Base Rate Loan pursuant to Section 2.05A, 2.08A or 2.09A, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin plus the Eurodollar Rate for such Interest Period.  If all or a portion of (i) the principal amount of the Term Loan or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is (x) in the case of overdue principal, the rate described in Section 2.07A(a) plus 2% or (y) in the case of any overdue interest, to the extent permitted by applicable law, the rate described in Section 2.07A(a) plus 2% from and including the date of such non-payment to but excluding the date on which such amount is paid in full (after as well as before judgment).

(c)                                  Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan that is a Term Loan, (x) quarterly in arrears on each Quarterly Payment Date, (y) on the date of any repayment or prepayment in full of all outstanding Base Rate Loans that are Term Loans, and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, and (ii) in respect of each Eurodollar Loan that is a Term Loan, (x) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, and (y) on the date of any repayment or prepayment (on the amount repaid or prepaid) in full of all outstanding Eurodollar Loans that are Term Loans and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(d)                                 Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to the respective Eurodollar Loans that are Term Loans and the Administrative Agent, upon determining the interest rate for the Borrowing, shall promptly notify the Borrower and the Term Lenders thereof.  Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

2.08A.  Interest Periods.  At the time the Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Eurodollar  Loan that is a Term Loan (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect the Interest Period applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period.

Notwithstanding anything to the contrary contained above:

(a)                                  the initial Interest Period for the Eurodollar Loans that are Term Loans shall commence on the initial Borrowing Date of such Term Loans (including the date of any conversion thereto from a Base Rate Loan) and each Interest

Period occurring thereafter in respect of any Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(b)                                 if any Interest Period begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c)                                  if any Interest Period for a Eurodollar Loan would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period for a Eurodollar Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the preceding Business Day;

(d)                                 no Interest Period may be selected at any time when a Default or an Event of Default is then in existence and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such selection; and

(e)                                  the last Interest Period applicable to the Term Loans shall end on the Term Loan Maturity Date.

If by 12:00 Noon (New York time) on the third Business Day prior to the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans that are Term Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

2.09A.              Increased Costs, Illegality, etc.

(a)                                  In the event that any Term Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

(i)                                     on any Interest Determination Date that, by reason of any changes arising after the Amendment No. 2 Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

(ii)                                  at any time, that such Term Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Term Loan because of (x) any change since the Amendment No. 2 Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, but not limited to:  (A) a change in the basis of taxation of payment to any Term Lender of the principal of or interest on the Term Loans or the Term Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Term Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances arising since the Amendment No. 2 Effective Date affecting such Term Lender, the interbank Eurodollar market or the position of such Term Lender in such market; or

(iii)                               at any time, that the making or continuance of any Eurodollar Loan that is a Term Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Term Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Amendment No. 2 Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Term Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Term Lenders).  Thereafter (x) in the case of clause (i) above, Eurodollar Loans that are Term Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Term Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to Eurodollar Loans that are Term Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower agrees to pay to such Term Lender, upon such Term Lender’s written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Term Lender in its sole discretion shall determine) as shall be required to compensate such Term Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Term Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Term Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.09A(b) as promptly as possible and, in any event, within the time period required by law.

(b)                                 At any time that any Eurodollar Term Loan is affected by the circumstances described in Section 2.09A(a)(ii), the Borrower may, and in the case of a Eurodollar Loan that is a Term Loan affected by the circumstances described in Section 2.09A(a)(iii), the Borrower shall, either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Term Lender or the Administrative Agent pursuant to Section 2.09A(a)(ii) or (iii) or (y) if the affected Eurodollar Loan that is a Term Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent, require the affected Term Lender to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Term Lender is affected at any time, then all affected Term Lenders must be treated the same pursuant to this Section 2.09A(b).

(c)                                  If any Term Lender determines that after the Amendment No. 2 Effective Date the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the National Association of Insurance Commissioners or any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Term Lender or any corporation controlling such Term Lender based on the existence of such Term Lender’s obligations hereunder, then the Borrower agrees to pay to such Term Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Term Lender or such other corporation for the increased cost to such Term Lender or such other corporation or the reduction in the rate of return to such Term Lender or such other corporation as a result of such increase of capital.  In determining such additional amounts, each Term Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Term Lender’s determination of compensation owing under this Section 2.09A(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.  Each Term Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.09A(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

2.10A.              Compensation.  The Borrower agrees to compensate each Term Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Term Lender to fund its Eurodollar Loans that are Term Loans but excluding loss of anticipated profits) which such Term Lender may sustain:  (i) if for any reason (other than a default by such Term Lender or the Administrative Agent) the Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in the Notice of Borrowing or Notice of Conversion/ Continuation; (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 5.01A or 5.02A or as a result of an acceleration of the Term Loan pursuant to Section 11) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of its Eurodollar Loans that are Term Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay Eurodollar Loans that are Term Loans when required by the terms of this Agreement or any Term Note held by such Term Lender or (y) any election made pursuant to Section 2.09A(b).

2.11A.              Change of Lending Office.  Each Term Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.09A or Section 5.04A with respect to such Term Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Term Lender) to designate another lending office for any Term Loan affected by such event, provided that such designation is made on such terms that such Term Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section.  Nothing in this Section 2.11A shall affect or postpone any of the obligations of the Borrower or the right of any Term Lender provided in Sections 2.08A and 5.04A.

2.12A.              Replacement of Term Lenders.  (x) If any Term Lender becomes a Defaulting Term Lender, (y) upon the occurrence of any event giving rise to the operation of Section 2.09A(a)(ii) or (iii), Section 2.09A(c), or Section 5.04A with respect to any Term Lender which results in such Term Lender charging to the Borrower increased costs in excess of those being generally charged by the other Term Lenders or (z) in the case of a refusal by a Term Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders as (and to the extent) provided in Section 13.04(b), the Borrower shall have the right, in accordance with Section 13.04(b), if no Default or Event of Default then exists or would exist after giving effect to such replacement, to replace such Term Lender (the “Replaced Term Lenders”) with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Term Lender at the time of such replacement (collectively, the “Replacement Term Lenders”) and each of which shall be reasonably acceptable to the Administrative Agent; provided that:  (a) at the time of any replacement pursuant to this Section 2.12A, the Replacement Term Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Term Lender and/or the Replaced Term Lender (as may be agreed to at such time by and among the Borrower, the Replacement Term Lender and the Replaced Term Lender)) pursuant to which the Replacement Term Lender shall acquire all of the relevant Term Loans and (b) all obligations of the Borrower then owing to the Replaced Term Lender shall be paid in full to such Replaced Term Lender concurrently with such replacement.

2.13A.             Incremental Commitments.

(a)                                  So long as the Incremental Term Loan Request Requirements are satisfied at the time of the delivery of the request referred to below, the Borrower shall have the right, in consultation and coordination with the Administrative Agent as to all of the matters set forth below in this Section 2.13A, but without requiring the consent of any of the Lenders, to request at any time and from time to time after the Amendment No. 2 Effective Date and prior to the date that is three months prior to the Term Loan Maturity Date, that one or more Lenders (and/or one or more other Persons that are Eligible Transferees and that will become Incremental Term Lenders as provided below) provide incremental term loans having the terms provided in the next sentence (the “Incremental Term Loans”), it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Term Loan as a result of any such request by the Borrower, (ii) any Lender (including any Eligible Transferee that will become an Incremental Term Lender) may so provide an Incremental Term Loan without the consent of any other Lender, (iii) each provision of Incremental Term Loans on a given date pursuant to this Section 2.13A shall be in a minimum aggregate amount (for all Lenders (including any Eligible Transferee that will become an Incremental Term Lender)) of at least $10,000,000 and in integral multiples of $5,000,000 in excess thereof, and (iv) the aggregate amount of all Incremental Term Loans provided pursuant to this Section 2.13A shall not exceed the Incremental Aggregate Amount minus the amount of any Incremental Commitments made pursuant to Section 2.13(a).  Incremental Term Loans shall be subject to the following:

                                                        (i)                             terms and provisions of Incremental Term Loans shall be, except as otherwise set forth herein or in the Incremental Term Loan Amendment, identical to the Term Loans (it being understood that Incremental Term Loans may be a part of the Term Loans);

                                                     (ii)                             the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the weighted average life of maturity of the existing Term Loans;

                                                  (iii)                             the maturity date of Incremental Term Loans shall not be earlier than the Term Loan Maturity Date;

                                                 (iv)                             the applicable margins for the Incremental Term Loans shall be determined by the Borrower and the Lenders of the Incremental Term Loans; provided that in the event that the applicable margins for any Incremental Term Loans are greater than the Applicable Term Loan Margins, then the Applicable Term Loan Margins shall be increased to the extent necessary so that the applicable margins for the Incremental Term Loans are equal to the Applicable Term Loan Margins; provided, further, that in determining the Applicable Term Loan Margins and the applicable margins applicable to the Incremental Term Loans, (x) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Borrower to the Lenders of the Term Loans or the Incremental Term Loans in the primary syndication thereof shall be included (with OID being equated to interest based on an assumed four-year life to maturity) and (y) customary arrangement or commitment fees payable to the Arranger (or its affiliates) in connection with the Term Loans or to one or more arrangers (or their affiliates) of the Incremental Term Loans shall be excluded; and

                                                    (v)                             to the extent that the terms and provisions of Incremental Term Loans are not identical to the Loans (except to the extent permitted by clause (iii) or (iv) above) they shall be reasonably satisfactory to the Administrative Agent.

(b)                                 At the time of the provision of Incremental Term Loans pursuant to this Section 2.13A, the Borrower, the Administrative Agent and each such Lender or other Eligible Transferee that agrees to provide an Incremental Term Loan (each, an “Incremental Term Lender”) shall execute and deliver to Administrative Agent an Incremental Term Loan Agreement, with the effectiveness of such Incremental Term Lender’s Incremental Term Loan to occur on the date set forth in such Incremental Term Loan Agreement (the “Incremental Term Loan Commitment Date”), which date in any event shall be no earlier than the date on which (w) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including any agreed upon up-front or arrangement fees owing to the Administrative Agent (or any affiliate thereof)), (x) all Incremental Term Loan Requirements shall have been satisfied, (y) all other conditions set forth in this Section 2.13A shall have been satisfied, and (z) all other conditions precedent that may be set forth in such Incremental Term Loan Agreement shall have been satisfied.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Agreement, and at such time, to the extent requested by any Incremental Term Lender, Term Notes shall be issued, at the expense of the Borrower, to such Incremental Term Lender in conformity with the requirements of Section 2.04A(a).

(c)                                  The Incremental Term Loans shall constitute Loans under, and shall be entitled to all the benefits afforded by, this Agreement and the other Credit Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents, except that the Incremental Term Loans may be subordinated in right of payment or the Liens securing the Incremental Term Loans may be subordinated, in each case, as set forth in the Incremental Term Loan Amendment.  The Credit Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC or otherwise security interests granted by the Security Documents continue to be perfected under the UCC or otherwise after giving effect to any such Incremental Term Loans.

(f)                            New Section 5A shall be added to the Credit Agreement as follows:

SECTION 5A.    Prepayments of Term Loans; Payments of Term Loans; Taxes.

5.01A.              Voluntary Prepayments.  The Borrower shall have the right to prepay the Term Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions:  (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at the Notice Office (x) at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans that are Term Loans and (y) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans that are Term Loans, which notice (in each case) shall specify the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which such Eurodollar Loans were made, and which notice the Administrative Agent shall promptly transmit to each of the Term Lenders; (ii) each partial prepayment of Term Loans pursuant to this Section 5.01A shall be in an aggregate principal amount of at least $1.0 million (or such lesser amount as is acceptable to the Administrative Agent), provided that if any partial prepayment of Eurodollar Loans that are Term Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans (and same shall automatically be converted into a Borrowing of Base Rate Loans) and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; and (iii) each prepayment pursuant to this Section 5.01A in respect of any Term Loans made pursuant to a Borrowing shall be applied pro rata among such Term Loans and to amortization payments as directed by the Borrower.

5.02A.              Mandatory Repayments.

(a)                                  In addition to any other mandatory repayments pursuant to this Section 5.02A, on each date set forth below (each, a “Scheduled Term Loan Repayment Date”), the Borrower shall be required to repay that principal amount of Term Loans, to the extent then outstanding, in the amount equal to the amount of the Term Loans at the Amendment No. 2 Effective Date multiplied by the percentage as is set forth opposite each such date below (each such repayment, as the same may be reduced as provided in Section 5.01A or 5.02A(f), a “Scheduled Term Loan Repayment”):

Scheduled Term Loan Repayment Date	Amount

The last Business Day of the Borrower’s fiscal quarter ending January 31, 2009	0.25%

The last Business Day of the Borrower’s fiscal quarter ending April 30, 2009	0.25%

The last Business Day of the Borrower’s fiscal quarter ending July 31, 2009	0.25%

The last Business Day of the Borrower’s fiscal quarter ending October 31, 2009	0.25%

The last Business Day of the Borrower’s fiscal quarter ending January 31, 2010	0.25%

The last Business Day of the Borrower’s fiscal quarter ending April 30, 2010	0.25%

The last Business Day of the Borrower’s fiscal quarter ending July 31, 2010	0.25%

The last Business Day of the Borrower’s fiscal quarter ending October 31, 2010	0.25%

The last Business Day of the Borrower’s fiscal quarter ending January 31, 2011	0.25%

The last Business Day of the Borrower’s fiscal quarter ending April 30, 2011	0.25%

The last Business Day of the Borrower’s fiscal quarter ending July 31, 2011	0.25%

The last Business Day of the Borrower’s fiscal quarter ending October 31, 2011	0.25%

Term Loan Maturity Date	Remainder

(b)                                 In addition to any other mandatory repayments pursuant to this Section 5.02A, within one Business Day of each date on or after the Amendment No. 2 Effective Date upon which the Borrower or any of the Guarantors receives any cash proceeds from any issuance or incurrence by the Borrower or any of the Guarantors of Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 10.04 as in effect on the Amendment No. 2 Effective Date), an amount equal to 100% of the Net Cash Proceeds of such incurrence of Indebtedness shall be applied on such date as a mandatory repayment of Term Loans in accordance with the requirements of Sections 5.02A(f) and (g).

(c)                                  In addition to any other mandatory repayments pursuant to this Section 5.02A, within three Business Days of each date on or after the Amendment No. 2 Effective Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any Specified Asset Sale, an amount equal to 100% of the Net Cash Proceeds therefrom in excess of $1,500,000 (together with amounts received pursuant to Section 5.02A(d))

in the aggregate from the Amendment No. 2 Effective Date shall be applied on such date as a mandatory repayment of Term Loans in accordance with the requirements of Sections 5.02A(f) and (g).  So long as no Default or Event of Default then exists and such Net Cash Proceeds do not exceed (i) $10,000,000 (together with amounts received pursuant to Section 5.02A(d)) in the aggregate for Credit Parties and (ii) $25,000,000 (together with amounts received pursuant to Section 5.02A(d)) in the aggregate for Subsidiaries that are not Credit Parties, in each case from the Amendment No. 2 Effective Date, such Net Cash Proceeds shall not be required to be so applied on such date to the extent that the Borrower has delivered a certificate to the Administrative Agent on such date stating that such Net Cash Proceeds shall be used to acquire any fixed asset used or useful in its business or to make a Permitted Acquisition within 270 days following the date of the receipt of such Net Cash Proceeds (which certificate shall set forth the estimates of the Net Cash Proceeds to be so expended); provided that if all or any portion of such Net Cash Proceeds not required to be so applied as provided above in this Section 5.02A(c) are not so reinvested within such 270-day period (or such earlier date, if any, as the Borrower or the relevant Subsidiary determines not to reinvest such Net Cash Proceeds as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 5.02A(c) without regard to the preceding provisions.

(d)                                 In addition to any other mandatory repayments pursuant to this Section 5.02A, within three Business Days of each date on or after the Amendment No. 2 Effective Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any Recovery Event, an amount equal to 100% of the Net Cash Proceeds therefrom in excess of $1,500,000 (together with amounts received pursuant to Section 5.02A(c)) in the aggregate from the Amendment No. 2 Effective Date shall be applied on such date as a mandatory repayment of Term Loans in accordance with the requirements of Sections 5.02A(f) and (g).  So long as no Default or Event of Default then exists and such Net Cash Proceeds do not exceed (i) $10,000,000 (together with amounts received pursuant to Section 5.02A(d)) in the aggregate for Credit Parties and (ii) $25,000,000 (together with amounts received pursuant to Section 5.02A(c)) in the aggregate for Subsidiaries that are not Credit Parties, in each case from the Amendment No. 2 Effective Date, such Net Cash Proceeds shall not be required to be so applied on such date to the extent that the Borrower has delivered a certificate to the Administrative Agent on such date stating that such Net Cash Proceeds shall be used to replace or restore any properties or assets in respect of which such Net Cash Proceeds were paid or to acquire any fixed asset used or useful in its business or to make a Permitted Acquisition within 270 days following the date of the receipt of such Net Cash Proceeds (which certificate shall set forth the estimates of the Net Cash Proceeds to be so expended); provided that if all or any portion of such Net Cash Proceeds not required to be so applied as provided above in this Section 5.02A(d) are not so reinvested within such 270-day period (or such earlier date, if any, as the Borrower or the relevant Subsidiary determines not to reinvest such Net Cash Proceeds as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 5.02A(d) without regard to the preceding provisions.

(e)                                  In addition to any other mandatory repayments pursuant to this Section 5.02A, on each Excess Cash Payment Date, an amount equal to the Excess Cash Payment Amount for the related Excess Cash Payment Period shall be applied as a mandatory repayment of Term Loans in accordance with the requirements of Sections 5.02A(f) and (g).

(f)                                    Each amount required to be applied pursuant to Sections 5.02A(b), (c), (d) and (e) in accordance with this Section 5.02A(f) shall be applied First, to the payment of all expenses due and payable to the Arranger and to the Administrative Agent under Section 13.01; Second, to the payment of all expenses due and payable to the Term Lenders under Section 13.01; Third, to the payment of interest then due and payable on the Term Loans; and Fourth, to the payment of the principal amount of the Term Loans pro rata among such Term Loans and to amortization payments as directed by the Borrower.

(g)                                 With respect to each repayment of Term Loans required by this Section 5.02A, the Borrower may designate the Types of Term Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which such Eurodollar Loans were made, provided that:  (i) repayments of Eurodollar Loans that are Term Loans pursuant to this Section 5.02A may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans that are Term Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans that are Term Loans have been paid in full; (ii) if any repayment of Eurodollar Loans that are Term Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be automatically converted into a Borrowing of Base Rate Loans; and (iii) each repayment of any Term Loans made pursuant to a Borrowing shall be applied pro rata among such Term Loans.  In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

5.03A.              Method and Place of Payment.  Except as otherwise specifically provided herein, all payments under this Agreement and under any Term Note shall be made to the Administrative Agent for the account of the Term Lender or Term Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office.  Whenever any payment to be made hereunder or under any Term Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

5.04A.              Net Payments.

(a)                                  Payments Free of Indemnifiable Taxes.  All payments by the Borrower hereunder and under any Term Note will be made free and clear of, and without deduction or withholding for, any Indemnifiable Taxes, unless required by applicable law.  If any Indemnifiable Taxes are so levied or imposed, the Borrower agrees (i) to pay the full amount of such Indemnifiable Taxes to the appropriate governmental authority, (ii) to pay such additional amounts as necessary so that the net amount actually received by the Lender under this Agreement or under any Term Note, after withholding or deduction for or on account of any Indemnifiable Taxes, will be equal to the amount that the Lender would have received had no such deduction or withholding been required, and (iii) to furnish to the Administrative Agent evidence of payment by the Borrower of Indemnifiable Taxes reasonably satisfactory to the Administrative Agent within 45 days after the date such payment is due under applicable law.  If any amounts that are payable in respect of Indemnifiable Taxes pursuant to the preceding sentence are paid by a Term Lender, the Borrower agrees to reimburse the Term Lender, upon the written request of such Term Lender, for such Indemnifiable Taxes.

(b)                                 Documentation.  Each Foreign Lender agrees to deliver to the Borrower and the Administrative Agent on or prior to the Amendment No. 2 Effective Date or, in the case of a Foreign Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 2.11A or 13.04(b) (unless the respective Term Lender was already a Term Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Term Lender, (i) two accurate and complete original signed copies of IRS Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying such Term Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Term Note, (ii) if the Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either IRS Form W-8ECI or Form W-8BEN or successor forms pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D-1 (any such certificate, a “Section 5.04A(b)(ii) Certificate”) and (y) two accurate and complete original signed copies of IRS Form W-8BEN (with respect to the “portfolio interest exemption”) (or successor form) certifying such Term Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Term Note, or (iii) two accurate and complete original signed copies of IRS Form W-8IMY (together with the form and certificates described in clauses (i) and (ii)), as required.  Each Term Lender that is not a Foreign Lender agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 2.11A or 13.04(b) (unless the respective Term Lender was already a Term Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Term Lender two accurate and complete original signed copies of IRS Form W-9 establishing that the Lender is not subject to U.S. backup withholding tax.  In addition, each Lender agrees that when a lapse in time or change in circumstances renders its previous certification obsolete or inaccurate in any material respect or upon reasonable request by the Borrower or Administrative Agent, such Lender will (A) deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of the applicable certification under this Section 5.04A(b) and such other forms as may be required to confirm or establish the entitlement of such Term Lender to a continued exemption from or reduction in United States withholding tax, or (B) immediately notify the Borrower and the Administrative Agent of its inability to deliver any such certification, in which case such Term Lender shall not be required to deliver any such certification pursuant to this Section 5.04A(b).

(c)                                  Refunds.  If the Administrative Agent or any Term Lender determines, in its sole discretion, that it has received a refund of any Indemnifiable Taxes with respect to which the Borrower has paid amounts pursuant to Section 5.04A(a), it shall pay over such refund to the Borrower, net of all out-of-pocket expenses of the Administrative Agent and such Term Lender, provided, however, that the Borrower agrees to repay such amount to the Administrative Agent or Term Lender, as the case may be, together with any applicable interest and penalties, if the Administrative Agent or Term Lender is required to repay such refund to such taxing authority.  This paragraph shall not be construed to require the Administrative Agent or any Term Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower.

(g)                                 Section 8.08 of the Credit Agreement shall be amended by inserting the following immediately after Section 8.08(a):

(a-1) Until May 31, 2009, proceeds of the Term Loans will be used by the Borrower solely for Convertible Note Retirement or for the payment of fees and costs incurred in connection therewith (including those incurred in or for or in connection with Amendment No. 2 or the arrangement of the Term Loans or the completion of the Equity Offering referred to in Amendment No. 2), and, to the extent proceeds of the Term Loans are not disbursed for such use on the date the Term Loans are made, the Borrower will hold the unused proceeds of Term Loans in the Special Account until disbursed for such use.  Any remaining unused proceeds of the Term Loans held in the Special Account on June 1, 2009 may be withdrawn and used by the Borrower for any purpose.  All funding for Convertible Note Retirement or the payment of such fees and costs will be deemed to have been sourced and derived first from proceeds of Term Loans, and not from proceeds of such Equity Offering or other sources of funds, until the proceeds of Term Loans are depleted.  Except for the restrictions as to use of proceeds of the Term Loans set forth above in this Section 8.08(a-1), the Borrower and its Subsidiaries will not be in any respect restricted as to the withdrawal or use of any deposits or securities entitlements held in the Special Account, including all proceeds of such Equity Offering, all proceeds of Revolving Loans and all other cash or Cash Equivalents not constituting Term Loan proceeds held in the Special Account, and the Borrower will have the unrestricted and unconditional right to withdraw and use any or all such deposits or securities entitlements at any time and from time to time for any purpose.

(h)                                 The last sentence of Section 8.20 of the Credit Agreement shall be amended, in order to clarify and confirm the intention of the parties to the Credit Agreement in respect of the interpretation of such sentence, by replacing such sentence in its entirety with the following:

No other Indebtedness has been incurred by the Borrower or its Subsidiaries since October 31, 2005, except for Indebtedness incurred for borrowed money in connection with the Transaction and Indebtedness permitted to be incurred under Section 10.04.

(i)                                     Section 9.01(d) of the Credit Agreement shall be amended by deleting the words “Excess Cash Flow” and replacing them with “Excess Cash Flow Payment Amount.”

(j)                                     Section 10.03 of the Credit Agreement shall be amended by deleting the word “authorize,” appearing immediately before the phrase “declare or pay” in such Section.

(k)                                  Section 10.09 of the Credit Agreement shall replaced with the following:

Total Leverage Ratio.  The Borrower will not permit the Total Leverage Ratio during a period set forth below to be greater than the ratio set forth opposite such period below:

Period	Ratio

From the Initial Borrowing Date through and including the day before the Amendment No. 2 Effective Date	4.50:1

From the Amendment No. 2 Effective Date through and including the last day of the Borrower’s fiscal quarter ending April 30, 2009	4.25:1

From the first day of the Borrower’s fiscal quarter ending July 31, 2009 through and including the last day of the Borrower’s fiscal quarter ending April 30, 2010	4.00:1

From the first day of the Borrower’s fiscal quarter ending July 31, 2010 through and including the last day of the Borrower’s fiscal quarter ending April 30, 2011	3.75:1

Thereafter	3.50:1

(l)                                   Section 12 of the Credit Agreement shall be amended by adding the following new clause 12.11:

12.11.                  Withholding Tax Indemnity.  To the extent required by applicable law, the Administrative Agent may withhold from any payment to any Lender (including an Issuing Lender for purposes of this Section 12.11) an amount equivalent to any applicable withholding tax.  If the IRS or any other authority of the U.S. or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent (to the extent that the Agent has not already been reimbursed by the Borrower pursuant to Section 5.04 or 5.04A, and without limiting the obligation of the Borrower to do so) for all amounts paid, directly or indirectly, by the Administration Agent as Taxes (including interest, penalty or any addition thereto) or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant governmental authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.

(m)                             Section 13 of the Credit Agreement shall be replaced with the following:

SECTON 13.  Miscellaneous.

13.01.                  Payment of Expenses, etc.  The Borrower hereby agrees to:  (i) pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Collateral Agent (including the reasonable fees and disbursements of Cahill Gordon & Reindel LLP) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto (provided that in the case of this clause (i) only, the Borrower shall only be required to reimburse one counsel to the Administrative Agent and one local counsel in each relevant jurisdiction in which the Borrower or any of its Subsidiaries is organized as deemed reasonable and necessary by the Administrative Agent); (ii) after the occurrence of an Event of Default, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Collateral Agent and each of the Issuing Lenders and Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable fees and disbursements of counsel and consultants for the Administrative Agent and, after the occurrence of an Event of Default, counsel for each of the Issuing Lenders and each of the Lenders); (iii) pay and hold the Administrative Agent, the Collateral Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save the Administrative Agent, the Collateral Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent, the Collateral Agent, such Issuing Lender or such Lender) to pay such taxes; and (iv) indemnify the Administrative Agent, the Collateral Agent, each Issuing Lender and each Lender, and each of their respective officers, directors, employees, representatives, agents, affiliates, trustees and investment advisors, from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries at any location, whether or not owned, leased or operated by the Borrower or any of its Subsidiaries, the non-compliance by the Borrower or any of its Subsidiaries with any Environmental Law (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Real Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)).  To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

13.02                     Right of Setoff.  In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, the Collateral Agent, each Issuing Lender and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent, the Collateral Agent, such Issuing Lender or such Lender (including by branches and agencies of the Administrative Agent, the Collateral Agent, such Issuing Lender or such Lender wherever located) to or for the credit or the account of the Borrower or any of its Subsidiaries against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent, the Collateral Agent, such Issuing Lender or such Lender under this Agreement or under any of the other Credit Documents, including all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent, the Collateral Agent, such Issuing Lender or such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

13.03                     Notices.  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by telecopier or electronic image-scan communication) and mailed, telecopied, e-mailed or delivered:  if to any Credit Party, at the address, telecopier number or e-mail address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender, at its address specified on Schedule I to this Agreement, Schedule I to Amendment No. 2 or in the Joinder Agreement it signs to provide a Term Loan; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent.  All such notices and communications shall, when mailed, telegraphed, telecopied or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

13.04.                  Benefit of Agreement; Assignments; Participations.

(a)                                This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Lenders and provided, further, that, although each Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Sections 2.12 (as to any RL Lender), 2.12A (as to any Term Lender) and 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a “Lender” hereunder and provided, further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder), or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Loan Commitment or repayment of Loans shall not constitute a change in the terms of such participation, and that an increase in any Revolving Loan Commitment (or the available portion thereof) or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof) or (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans or Letters of Credit hereunder in which such participant is participating.  In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

(b)                                 Notwithstanding the foregoing, any Lender may (x) assign all or a portion of its Revolving Loan Commitments and related outstanding Obligations hereunder and/or its Term Loans and related outstanding Obligations hereunder to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company, or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of any Lender or by an Affiliate of such investment advisor or (y) assign all or, if less than all, a portion equal to at least $1.0 million (or such lesser amount as shall be agreed by the Administrative Agent) in the aggregate for the assigning Lender or assigning Lenders of such Revolving Loan Commitments and related outstanding Obligations hereunder or at least $1.0 million (or such lesser amount as shall be agreed by the Administrative Agent) in the aggregate from the assigning lender or assigning Lenders of such Term Loans and related outstanding Obligations hereunder, in each case to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time, Schedule I shall be deemed modified to reflect the Revolving Loan Commitments and/or outstanding Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Notes by the assigning Lender (or upon such assigning Lender’s indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement), new Notes will be issued, at the Borrower’s expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 2.04 or 2.04A (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitments and/or outstanding Loans, as the case may be, (iii) the consent of the Administrative Agent shall be required in connection with any such assignment pursuant to clause (y) above (which consent shall not be unreasonably withheld or delayed), (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and (v) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.15.  To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitments and outstanding Loans.  At the time of each assignment pursuant to this Section 13.04(b) to a Person that is not already a Lender hereunder, the assignee Lender shall comply with the requirements of Section 5.04 or Section 5.04A and shall, to the extent legally entitled to do so, provide to the Borrower and the Administrative Agent the appropriate IRS Forms (and, if applicable, a Section 5.04(b)(ii) Certificate or Section 5.04A(b)(ii) Certificate) described in Section 5.04(b) or 5.04A(b) and information requested under the Patriot Act.  To the extent that an assignment of all or any portion of the Lender’s Revolving Loan Commitments and related outstanding Obligations or Term Loans and related outstanding Obligations pursuant to this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 2.09, 2.09A, 3.06, 5.04 or 5.04A from those being charged by the assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

(c)                                  Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or the Borrower), any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be.  No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

13.05.                  No Waiver; Remedies Cumulative.  No failure or delay on the part of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender would otherwise have.  No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender to any other or further action in any circumstances without notice or demand.

13.06.                  Payments Pro Rata.

(a)                                Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, the Administrative Agent shall distribute such payment to the Lenders entitled thereto (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

(b)                               Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross-action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c)                                  Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

13.07.                  Calculations; Computations.

(a)                                  The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); provided, however, that if there occurs after the date hereof any change in GAAP that affects in any respect the calculation of Excess Cash Flow, the Applicable Margin or any covenant contained in Sections 10.08 and 10.09, the Lenders and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement.

(b)                                 All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days (except for interest calculated by reference to the Prime Lending Rate, which shall be based on a year of 365 or 366 days, as applicable) for the actual number of days (including the first day but excluding the last day; except that in the case of Letter of Credit Fees and Facing Fees, the last day shall be included) occurring in the period for which such interest, Commitment Commission or Fees are payable.

13.08.                  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

(a)                                  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN ANY MORTGAGE, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE

LAW OF THE STATE OF NEW YORK.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWER.  THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

(b)                                 EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)                                  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS

AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

13.09.                  Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

13.10.                  Effectiveness.  This Agreement shall become effective on the date (the “Effective Date”) on which the Borrower, the Administrative Agent, the Arrangers and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it.  The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

13.11.                  Headings Descriptive.  The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.12.                  Amendment or Waiver; etc.

(a)                                Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party hereto or thereto and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions), and Subsidiaries of the Borrower may be released from, the Guaranty and the Security Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders), provided that no such change, waiver, discharge or termination shall, without the written consent of each Lender (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note, or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07 shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), (ii) release (x) all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under the Security Documents or (y) all or substantially all of the Guarantors from their guarantee obligations under the Guaranty, (iii) amend, modify or waive any provision of this Section 13.12 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Revolving Loan Commitments on the Effective Date or provided to the Term Loans on the Amendment No. 2 Effective Date, as applicable), (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Revolving Loan Commitments are included on the Effective Date and the Term Loans are included on the Amendment No. 2 Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided, further, that no such change, waiver, discharge or termination shall (1) increase the Revolving Loan Commitments or Term Loans of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Commitment shall not constitute an increase of the Revolving Loan Commitment of any Lender, and that an increase in the available portion of any Revolving Loan Commitment of any Lender shall not constitute an increase of the Revolving Loan Commitment of such Lender), (2) without the consent of each Issuing Lender, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (3) without the written consent of the Swingline Lender, alter the Swingline Lender’s rights or obligations with respect to Swingline Loans, (4) without the written consent of the Administrative Agent, amend, modify or waive any provision of Section 10 or any other provision as same relates to the rights or obligations of the Administrative Agent, (5) without the written consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (6) reduce the amount of, or extend the date of, any Scheduled Repayment or make any change to Section 5.02A without the consent of the Lenders holding a majority in aggregate amount of the Term Loans, or (7) amend, modify or waive any provision of Section 7 (including amendment, modification or waiver of any representation or warranty referenced in Section 7.01(ii)) in any manner that would permit a Credit Event that would not otherwise be permitted without the consent of the Lenders holding a majority in aggregate amount of the Total Revolving Loan Commitment.

(b)                                 If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by clauses (i) through (iii), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of the Borrower, if the respective Lender’s consent is required with respect to less than all Tranches of Loans (or related Revolving Loan Commitments), to replace only the Revolving Loan Commitments and/or Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender’s individual consent) with one or more Replacement Lenders pursuant to Section 2.12 or one or more Replacement Term Lenders pursuant to Section 2.12A so long as at the time of such replacement, each such Replacement Lender or Replacement Term Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting

Lender’s Revolving Loan Commitment (if such Lender’s consent is required as a result of its Revolving Loan Commitment) and/or repay any or all of each Tranche of outstanding Loans of such Lender which gave rise to the need to obtain such Lender’s consent and/or cash collateralize its applicable RL Percentage of the Letter of Credit of Outstandings, in accordance with Sections 4.02(b), provided that, unless the Revolving Loan Commitments which are terminated and Loans which are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Revolving Loan Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B), the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided, further, that the Borrower shall not have the right to replace a Lender, terminate its Revolving Loan Commitment or repay its Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

13.13.                  Survival.  All indemnities set forth herein including in Sections 2.09, 2.10, 2.09A, 2.10A, 5.04, 5.04A, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

13.14.                  Domicile of Loans.  Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender.  Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 2.09, 2.10, 2.09A, 2.10A, 3.06, 5.04 or 5.04A from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

13.15.                  Register.  The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this Section 13.15, to maintain a register (the “Register”) on which it will record the Revolving Loan Commitments from time to time of each Lender, the Loans made by each Lender and each repayment in respect of the principal amount of the Loan of each Lender.  Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Loan.  Entries in the Register shall be conclusive in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as Lender hereunder for all purposes of this Agreement, notwithstanding notices to the contrary.  The transfer of the rights to the principal of, and interest on, any Loan shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Revolving Loan Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitments and Loans shall remain owing to the transferor.  The registration of assignment or transfer of all or part of any Loan shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b).  Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender.  The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15.  The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender (with respect to its interest only) at any reasonable time and from time to time upon reasonable notice.

13.16.                  Confidentiality.

(a)                                Subject to the provisions of clause (b) of this Section 13.16, the Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if such Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by such Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent or the Collateral Agent, (vi) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 13.16, and (vii) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Revolving Loan Commitments or Loans or any interest therein by such Lender, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 13.16.

(b)                               The Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates, and such affiliates may share with such Lender, any information related to the Borrower or any of its Subsidiaries (including any non-public customer information regarding the creditworthiness of the Borrower and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.

13.17.                  Special Provisions Regarding Pledges of Equity Interests in, and Promissory Notes Owed by, Persons Not Organized in the United States.  The parties hereto acknowledge and agree that the provisions of the various Security Documents executed and delivered by the Credit Parties require that, among other things, all promissory notes executed by, and capital stock and other Equity Interests in, various Persons owned by the Credit Parties (subject to the limitations set forth therein) be pledged, and delivered for pledge, pursuant to the Security Documents.  The parties hereto further acknowledge and agree that each Credit Party shall be required to take all actions under the laws of the jurisdiction in which such Credit Party is organized to create and perfect all security interests granted pursuant to the various Security Documents and to take all actions under the laws of the United States and any State, territory or district thereof to perfect the security interests in the capital stock and other Equity Interests of, and promissory notes issued by, any Person organized under the laws of said jurisdictions (in each case, to the extent said capital stock, other Equity Interests or promissory notes are owned by any Credit Party).  Except as provided in the immediately preceding sentence, to the extent any Security Document requires or provides for the pledge of promissory notes issued by, or capital stock or other Equity Interests in, any Person organized under the laws of a jurisdiction other than the United States or any State, territory or district thereof, it is acknowledged that, as of the Initial Borrowing Date, no actions have been required to be taken to create or perfect, under local law of the jurisdiction of the Person who issued the respective promissory notes or whose capital stock or other Equity Interests are pledged, under the Security Documents.  All conditions and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing and so that same are not violated by reason of the failure to take actions under local law (but only with respect to capital stock of, other Equity Interests in, and promissory notes issued by, Persons organized under laws of jurisdictions other than the United States and any State, territory and district thereof) not required to be taken in accordance with the provisions of this Section 13.17.

13.18.                  Integration.  This Agreement and the other Credit Documents represent the agreement of the Borrower, the Administrative Agent, the Arrangers and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Arrangers or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.  The Credit Documents supersede all prior agreements (except the Fee Letter, dated as of September 29, 2006 among the Borrower, Deutsche Bank Trust Company Americas and Deutsche Bank Securities Inc. (the “Fee Letter”)) and understandings, if any, relating to the subject matter hereof and thereof.

13.19.                  USA Patriot Act.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law

October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Credit Parties, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify such Credit Party in accordance with the Act.

SECTION 3.                                     Representations and Warranties.  The Borrower represents and warrants to the Administrative Agent and to each of the Lenders that:

(a)                                  This Amendment No. 2 has been duly executed and delivered by the Borrower and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(b)                                 After giving effect to this Amendment No. 2, the representations and warranties of each Credit Party set forth in the Credit Documents are true and correct in all material respects on and as of the Amendment No. 2 Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(c)                                  Immediately after giving effect to this Amendment No. 2 and the funding of the Term Loans on the Amendment No. 2 Effective Date, no Default or Event of Default has occurred and is continuing.

(d)                                 Each Credit Party hereby expressly acknowledges the terms of the Credit Agreement as amended hereby and (i) ratifies and affirms after giving effect to this Amendment its obligations under the Credit Documents executed by such Credit Party, (ii) acknowledges, renews and extends its continued liability under all such Credit Documents and agrees such Credit Documents remain in full force and effect and (iii) agrees that the Security Documents secure all obligations of the Credit Parties under the Credit Documents.

(e)                                  Each Credit Party hereby reaffirms, as of the Amendment No. 2 Effective Date, (i) the covenants and agreements contained in each Credit Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby, and (ii) its guarantee of the Obligations pursuant to the Guaranty and its grant of Liens on the Collateral to secure the Obligations pursuant to the Security Documents.

SECTION 4.                                     Conditions to Effectiveness and the Funding of the Term Loans.  This Amendment No. 2 shall become effective on a date designated by the Borrower by written notice to the Administrative Agent, which shall not be later than October 31, 2008, on which each of the following conditions is or has been satisfied:

(i)            The Administrative Agent (or its counsel) shall have received from the Required Lenders, the Borrower and the Guarantors, a counterpart of this Amendment No. 2 (or in the case of a Lender, an original or facsimile counterpart signature page hereto, which will be enforceable as an original if transmitted by electronic means and will be irrevocably delivered when received by the Administrative Agent) signed on behalf of such party.

(ii)           The Administrative Agent shall have received from the Borrower, for account of each RL Lender that delivers its executed signature page to this Amendment No. 2 to the Administrative Agent no later than 5:00 p.m. New York time on July 21, 2008, a fee equal to 0.50% of such RL Lender’s Revolving Loan Commitment at such time.

(iii)          All corporate and other proceedings taken or to be taken in connection with this Amendment No. 2 and all documents incidental thereto, whether or not referred to herein, shall be reasonably satisfactory in form and substance to the Administrative Agent.

(iv)          The Administrative Agent shall have received a supplement to the Perfection Certificate dated as of November 30, 2006 and delivered to the Collateral Agent in connection with the Credit Agreement in the form of an officer’s certificate dated as of the Amendment No. 2 Effective Date and executed by an Authorized Officer of the Borrower either confirming that there has been no change in the information provided in the Perfection Certificate delivered in connection with the Credit Agreement or providing such updated information.

(v)           The Administrative Agent shall have received such lien searches as the Administrative Agent reasonably deems necessary or appropriate.

(vi)          The sum of (x) the aggregate gross proceeds received by the Borrower from the issuance and sale of its common stock in a public offering (the “Equity Offering”) after July 11, 2008 and (y) the aggregate amount of Term Loans committed by the Term Lenders shall be at least $135.0 million.

(vii)         The Administrative Agent shall have received evidence reasonably satisfactory to it that (i) the net proceeds from the Term Loans, together with unrestricted cash and Cash Equivalents on hand of the Borrower and the Guarantors and available drawings under the Revolving Loans and the net proceeds from the Equity Offering, will be adequate to fund the Borrower’s repurchase of all Convertible Notes that have been or may be tendered for purchase pursuant to the Tender Offer and to pay the fees and expenses associated therewith, and (ii) immediately after giving pro forma effect to the funding of the Term Loans and repurchase of the Convertible Notes pursuant to the Tender Offer (as if all outstanding Convertible Notes had been tendered) and the payment of such fees and expenses, the sum of unrestricted cash and Cash Equivalents of the Borrower and the Guarantors and available drawings under the Revolving Loans would exceed $10,000,000.

(viii)        The Borrower shall have established the Special Account subject to the Collateral Agent’s control pursuant to a control agreement consistent with the provisions set forth in the definition of “Special Account” and reasonably satisfactory to the Collateral Agent, and the Borrower shall have made arrangements reasonably satisfactory to the Administrative Agent for either (i) the application of the proceeds of the Term Loans to the payment of the purchase price for Convertible Notes tendered for purchase pursuant to the Tender Offer or (ii) the transfer of proceeds of the Term Loans to the Special Account.

(ix)           The Administrative Agent shall have received (i) from Latham & Watkins LLP, special counsel to the Borrower, an opinion addressed to the Administrative Agent, the Collateral Agent and the Lenders and dated the Amendment No. 2 Effective Date substantially in the form attached as Exhibit 1, (ii) from Larkin Hoffman Daly & Lindgren, Ltd., special Minnesota counsel to the Borrower, an opinion addressed to the Administrative Agent, the Collateral Agent and the Lenders and dated the Amendment No. 2 Effective Date substantially in the form attached as Exhibit 2 and (iii) from Jones Vargas, Nevada counsel to the Borrower, an opinion addressed to the Administrative Agent, the Collateral Agent and the Lenders and dated the Amendment No. 2 Effective Date substantially in the form attached as Exhibit 3.(1)

(x)            The Borrower shall have paid all reasonable out-of-pocket costs and expenses (including the expenses of Cahill Gordon & Reindel LLP) of the Administrative Agent pursuant to Section 13.01 of the Credit Agreement, to the extent so demanded by the Administrative Agent on or prior to the date hereof (without limitation or prejudice to the right of the Administrative Agent to make any future demand).

Upon satisfaction of the conditions precedent set forth above, the Administrative Agent shall promptly notify the Borrower and the Lenders of its determination that this Amendment No. 2 has become effective, which determination shall be conclusive and binding on the Borrower and the Lenders for all purposes.

SECTION 5.            Credit Agreement.  Except as expressly set forth herein, this Amendment No. 2 shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Borrower or any other Credit Party under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle the Borrower to any future consent to, or waiver, amendment,

(1)           Opinions will be to the effect that giving effect to the execution and delivery of the Amendment, (i) the security interest in each Credit Party’s Collateral continues to be a valid and perfected security interest to the same extent as immediately prior to giving effect to the execution and delivery of the amendment, and (ii) the security interest in favor of the Collateral Agent (for the benefit of the Secured Parties (including the Term Lenders in respect of the  Term Loans)) in each Loan Party’s Collateral described in the Security Agreement is a valid security interest which is perfected by the UCC-1 financing statements referenced in the opinion received on the Effective Date and no additional UCC-1 financing statements are required to be filed on the date hereof to perfect such security interest, and (iii) after giving effect to the execution and delivery of the amendment, the Guaranty will continue to be enforceable obligations of the Guarantors.

modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.  After the Amendment No. 2 Effective Date, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby, provided that any reference in the Credit Agreement to the date of the Credit Agreement, as modified hereby, shall in all instances remain as of November 30, 2006, and references in the Credit Agreement to “the date hereof” and “the date of this Agreement,” and phrases of similar import, shall in all instances be and continue to refer to November 30, 2006, and not the date of this Amendment No. 2.  This Amendment No. 2 shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.

SECTION 6.            Joinder and Commitment of Term Lenders.  Each Initial Term Lender shall become party to the Credit Agreement as a Lender and Term Lender when it delivers to the Administrative Agent an original or facsimile counterpart signature page hereto (which will be enforceable as an original if transmitted by electronic means and will be irrevocably delivered when received by the Administrative Agent) signed on behalf of such Initial Term Lender.  Each other Term Lender may become a party to this Amendment No. 2 by joinder by delivering to the Administrative Agent on or prior to the Amendment No. 2 Effective Date a Joinder Agreement duly executed by such Term Lender, the Borrower and the Administrative Agent.  Each Term Lender who executes and delivers such a Joinder Agreement on or prior to the Amendment No. 2 Effective Date is hereby made party to the Credit Agreement (as amended hereby) as a Lender and Term Lender thereunder.  Each Initial Term Lender and each other Term Lender that becomes party to the Credit Agreement hereby agree to make a Term Loan available to the Borrower in the amount, on the terms and subject to the conditions set forth in the Credit Agreement (as amended hereby).

SECTION 7.            Governing Law.  THIS AMENDMENT NO. 2 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT NO. 2 MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AMENDMENT NO. 2, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.

SECTION 8.            Counterparts.  This Amendment No. 2 may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

SECTION 9.            Headings.  The headings of the several sections and subsections of this Amendment No. 2 are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment No. 2.

SECTION 10.          Severability.  Any provision of this Amendment No. 2 held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed by their respective authorized officers as of the day and year first written above.

SHUFFLE MASTER, INC.

By:
Name:
Title:

SHUFFLE MASTER INTERNATIONAL, INC.

By:
Name:
Title:

SHUFFLE UP PRODUCTIONS, INC.

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

To Approve Amendment No. 2:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as a Lender

By:
Name:
Title:

By:
Name:
Title:

To Approve Amendment No. 2:

, as a Lender

By:
Name:
Title:

To Approve Amendment No. 2
and to Become a Term Lender:

, as a Term Lender

By:
Name:
Title:

SCHEDULE I

TERM LOAN COMITMENTS

Term Lender	Term Loans
DEUTSCHE BANK TRUST COMPANY AMERICAS	$20,000,000
KEY BANK, N.A.	$20,000,000
WACHOVIA BANK, NATIONAL ASSOCIATION	$20,000,000
$60,000,000.00

Notice Addresses:

Deutsche Bank Trust Company Americas, 100 Plaza One, 8th Floor, Jersey City, New Jersey 07302, Attention:  [Juliet Cadiz]

Wachovia Bank, National Association, [                              ]

Key Bank, N.A., [                                  ]

ANNEX A